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Exhibit 21

SUBSIDIARIES OF DINEEQUITY, INC.
As of December 31, 2009

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DineEquity, Inc.	DE
International House of Pancakes, LLC.	DE
III Industries of Canada, LTD.	Canada
IHOP of Canada ULC	Canada
Blue Roof Advertising, Inc.	CA
IHOP Holdings, LLC	DE
IHOP Franchising, LLC	DE
IHOP Property Leasing, LLC	DE
IHOP Property Leasing II, LLC	DE
IHOP Properties, LLC	DE
IHOP Realty, LLC	DE
IHOP Real Estate, LLC	DE
IHOP IP, LLC	DE
IHOP Franchise Company, LLC	DE
IHOP TPGC, LLC	OH
ACM Cards, Inc.	FL
AFSS, Inc.	KS
AII Services—Europe, Limited	U.K.
Anne Arundel Apple Holding Corporation	MD
Apple American Limited Partnership of Minnesota	MN
Apple Vermont Restaurants, Inc.	VT
Applebee's Beverage, Inc.	TX
Applebee's Brazil, LLC	KS
Applebee's Canada Corp.	Canada
Applebee's International, Inc.	DE
Applebee's Investments, LLC	KS
Applebee's Michigan Services, LLC	MI
Applebee's Northeast, Inc.	MA
Applebee's of Calvert County, Inc.	MD
Applebee's of Maryland, Inc.	MD
Applebee's of Michigan, Inc.	MI
Applebee's of Minnesota, Inc.	MN
Applebee's of Nevada, Inc.	NV
Applebee's of New Mexico, Inc.	NM
Applebee's of St. Mary's County, Inc.	MD
Applebee's of Texas, Inc.	TX
Applebee's of Virginia, Inc.	VA
Applebee's Restaurantes Brasil, LTDA.	Brazil
Applebee's Restaurantes De Mexico S.de R.L. de C.V.	Mexico
Applebee's UK, LLC	KS
Applebee's Enterprises, LLC	DE
Applebee's Franchising, LLC	DE
Applebee's Holdings II Corp.	DE
Applebee's Holdings, LLC	DE
Applebee's IP, LLC	DE

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Applebee's Restaurants Allegany County Licensing, LLC	DE
Applebee's Restaurants Calvert County Licensing, LLC	DE
Applebee's Restaurants Kansas, LLC	KS
Applebee's Restaurants Maryland Licensing, LLC	DE
Applebee's Restaurants Mid-Atlantic, LLC	DE
Applebee's Restaurants North, LLC	DE
Applebee's Restaurants St. Mary's County Licensing, LLC	DE
Applebee's Restaurants Texas, LLC	TX
Applebee's Restaurants Vermont, Inc.	VT
Applebee's Restaurants West, LLC	DE
Applebee's Restaurants, Inc.	KS
Applebee's Services, Inc.	KS
Gourmet Beverage of Georgia, Inc.	GA
Gourmet Beverage of Kansas, Inc.	KS
Gourmet Systems Beverage, Inc.	TX
Gourmet Systems of Arizona, Inc.	AZ
Gourmet Systems of Brazil, LLC	KS
Gourmet Systems of California, Inc.	CA
Gourmet Systems of Georgia, Inc.	GA
Gourmet Systems of Kansas, Inc.	KS
Gourmet Systems of Minnesota, Inc.	MN
Gourmet Systems of Nevada, Inc.	NV
Gourmet Systems of New York, Inc.	NY
Gourmet Systems of Pennsylvania, Inc.	PA
Gourmet Systems of Tennessee, Inc.	TN
Gourmet Systems of Texas, Inc.	TX
Gourmet Systems, Inc.	MO
Gourmetwest Nevada, Limited Liability Company	NV
Innovative Restaurant Concepts, Inc.	GA
IRC Kansas, Inc.	KS
Neighborhood Insurance, Inc.	VT
RB International, Inc.	KS
Rio Bravo Services, Inc.	KS
Shanghai Applebee's Restaurant Management Co. LTD.	Xuhui District, Puxi, China
Summit Restaurants, Inc.	GA
The Heidi Fund, Inc.	KS

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  Exhibit 21
SUBSIDIARIES OF DINEEQUITY, INC. As of December 31, 2009